UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2025

Trinseo PLC

(Exact name of registrant as specified in its charter)

Ireland	001-36473	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

440 East Swedesford Road, Suite 301

Wayne, Pennsylvania 19087

(Address of principal executive offices, including zip code)

(610) 240-3200

(Telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading symbol	Name of Exchange on which registered
Ordinary Shares, par value $0.01 per share	TSE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

As previously announced on January 17, 2025 (the “Settlement Date”), Trinseo PLC (the “Company”), and certain of its direct and indirect subsidiaries, consummated a series of transactions contemplated by that certain Transaction Support Agreement dated December 9, 2024, pursuant to which the Company and certain of its subsidiaries entered into the following:

•	Trinseo Holding S.à r.l.’s (“Trinseo Holdings”) and Trinseo Materials Finance, Inc. (together with Trinseo Holdings, the “Existing Issuers”), each indirect wholly owned subsidiaries of the Company, entered into a supplemental indenture (the “Existing 2029 Notes Supplemental Indenture”) to the to the indenture governing the Existing Issuers’ 5.125% senior notes due 2029 (the “Existing 2029 Notes”) with The Bank of New York Mellon, as trustee, and each of the guarantors of the Existing 2029 Notes.

•	Trinseo Luxco Finance SPV S.à r.l. ( “Finance SPV”) and Trinseo NA Finance SPV LLC (together with Finance SPV, the “New Issuers”), each indirect wholly owned subsidiaries of the Company, issued new 7.625% Second Lien Senior Secured Notes due 2029 (the “New 2L Notes”) pursuant to an indenture, dated as of the Settlement Date (the “New 2L Notes Indenture”), by and among the New Issuers, the Company, certain guarantor subsidiaries of the Company from time to time party thereto, The Bank of New York Mellon, as trustee, and Alter Domus (US) LLC, as notes collateral agent.

•	The Existing Issuers, Trinseo Luxco S.à r.l., a wholly owned subsidiary of the Company (“Trinseo Luxco”), the guarantors party thereto from time to time, Deutsche Bank AG New York Branch, as administrative agent and collateral agent, and the lenders party thereto executed a new credit agreement (the “OpCo Super-Priority Credit Agreement”).

•	The Existing Issuers, the guarantors party thereto, Deutsche Bank AG New York Branch, as administrative agent and collateral agent (the “OpCo Collateral Agent”), and Finance SPV entered into an amendment (the “OpCo Credit Agreement Amendment”) to that certain credit agreement, dated as of September 6, 2017, by and among the Existing Issuers, the guarantors party thereto, the lenders party thereto, and Deutsche Bank AG New York Branch, as administrative agent and collateral agent.

•	The New Issuers, the Company, Trinseo NA Finance LLC, the lenders party thereto from time to time, and Alter Domus (US) LLC, as administrative agent and collateral agent, amended that certain credit agreement dated September 8, 2023 (such amendment, the “2028 Refinance Credit Agreement Amendment”).

The descriptions of the Existing 2029 Notes Supplemental Indenture, the New 2L Notes Indenture, the New 2L Notes, the OpCo Super-Priority Credit Agreement, the OpCo Credit Agreement Amendment and the 2028 Refinance Credit Agreement Amendment included in the Company's Current Report on Form 8-K dated January 17, 2025 are not complete and are each qualified in their entirety by reference to the complete terms of each such transaction document, copies of which are attached hereto as Exhibit 4.1, Exhibit 4.2, Exhibit 4.3, Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, each of which are incorporated herein and therein by reference.

Item 9.01	Financial Statements and Exhibits.

4.1	Seventh Supplemental Indenture to the indenture dated as of March 24, 2021, by and among Trinseo Holding S.à r.l., Trinseo Materials Finance, Inc., the guarantors named therein, and The Bank of New York Mellon, as trustee, dated as of January 17, 2025.
4.2	Indenture among Trinseo Luxco Finance SPV S.à r.l., Trinseo NA Finance SPV LLC, the guarantors named therein, The Bank of New York Mellon, as trustee, and Alter Domus (US) LLC, as collateral agent, dated as of January 17, 2025.
4.3	Form of Global Restricted Note due 2029 (included as Exhibit A to Exhibit 4.2 hereto).
10.1*	Credit Agreement, by and among Trinseo Luxco S.à r.l., Trinseo Holding S.à r.l., Trinseo Materials Finance, Inc., Deutsche Bank AG New York Branch, as administrative agent and collateral agent, and the guarantors and lenders party thereto, dated as of January 17, 2025.
10.2*	2025 Incremental Amendment to the Credit Agreement dated September 6, 2017, by and among Trinseo Luxco S.à r.l., Trinseo Holding S.à r.l., Trinseo Materials Finance, Inc., Trinseo Luxco Finance SPV S.à r.l., and Deutsche Bank AG New York Branch, as administrative agent, collateral agent, L/C issuer and swing line lender, and the guarantors and lenders party thereto, dated as of January 17, 2025.
10.3*	Third Amendment to Credit Agreement dated as of September 8, 2023, by and among Trinseo NA Finance LLC, Trinseo LuxCo Finance SPV S.à r.l., Trinseo NA Finance SPV LLC, Trinseo PLC, and Alter Domus (US) LLC, as administrative agent and collateral agent, dated January 17, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Certain schedules, exhibits and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K and portions of this exhibit have been redacted pursuant to Item 601(a)(6) of Regulation S-K. The Company will provide a copy of such omitted materials to the Securities and Exchange Commission or its staff upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRINSEO PLC

	By:	/s/ David Stasse
	Name:	David Stasse
	Title:	Executive Vice President and Chief Financial Officer

Date: January 21, 2025